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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President, Chief Financial Officer and Treasurer
(310) 394-6000

MACERICH ANNOUNCES QUARTERLY RESULTS

        Santa Monica, CA (7/28/11)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2011 which included total funds from operations ("FFO") diluted of $66.7 million or $.47 per share-diluted, compared to $.57 per share-diluted for the quarter ended June 30, 2010. For the quarter ended June 30, 2011, adjusted FFO ("AFFO") per share-diluted was $.72 and excludes the impact of a $35.7 million or $.25 per share impairment charge. Net loss available to common stockholders was $19.2 million or $.15 per share-diluted, compared to a net loss available to common stockholders for the quarter ended June 30, 2010 of $.4 million or $.01 per share-diluted. A description and reconciliation of FFO per share diluted and AFFO per share-diluted to EPS is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Occupancy increased to 92.3% at June 30, 2011, up from 91.8% at June 30, 2010.

  •
  Mall tenant annual sales per square foot increased 9.1% to $458 for the year ended June 30, 2011 compared to $420 for the year ended June 30, 2010.

  •
  The releasing spreads for the year ended June 30, 2011 were up 11.6%.

  •
  On July 22, 2011, the Company closed on the acquisition of the Fashion Outlets of Niagara Falls, a 526,000 square foot center that is 96% occupied, with shop tenant annual sales of approximately $650 per square foot.

        Commenting on the quarter and recent events, Arthur Coppola chairman and chief executive officer of Macerich stated, "it was a very active quarter for us, increasing our ownership interest in two Phoenix malls, entering the fashion outlet sector with the acquisition of Fashion Outlets of Niagara Falls and our announced plans to develop a fashion outlet center in the Phoenix/Scottsdale market. In addition, we continue to see strong fundamentals in our portfolio with occupancy gains, solid tenant sales growth and good releasing spreads."

Acquisition Activity:

        On July 22, 2011, the Company closed the acquisition of the 526,000 square foot Fashion Outlets of Niagara Falls, USA. The center is anchored by Saks Off 5th, Nike, Coach Women's and Men's stores, Old Navy, Gap and Polo Ralph Lauren and includes many other prominent tenants including Michael Kors, Barneys of NY outlet, J. Crew, Cole Haan, Burberry, Tommy Hilfiger, Brooks Brothers, Calvin Klein, Hugo Boss, Banana Republic and 120 others. The enclosed center's shop tenant sales per square foot are approximately $650. The center ranks as one of the most productive outlet centers in the country. The Fashion Outlets of Niagara Falls was purchased for $200 million, including the assumption of the existing debt of $121 million that has an interest rate of 5.90% and a maturity of October 1, 2020.

        On June 3, 2011, the Company acquired a 33.3% ownership interest of Superstition Springs Mall and Arrowhead Towne Center, both in the Phoenix, Arizona market. This brings the Company's ownership of both assets up to 66.7%. The partnership interests were obtained in exchange for six big-box anchor locations in Arizona, California, Illinois and Utah and $75 million in cash.

        Including these transactions, total acquisitions for the year are over $400 million.

Balance Sheet Activity:

        In May, the Company closed on a new $1.5 billion line of credit. The facility has a four year term, extendable to five years and has an interest rate, based on current leverage of LIBOR plus 2.00%. At June 30, 2011, the line of credit had an outstanding balance of $145 million.

        On July 1, 2011, the Company closed on a $200 million loan on Los Cerritos Center. The fixed rate loan has an interest rate of 4.46% and a term of seven years.

        In June, 2011 the Company paid off the $83.4 million loan with a 7.2% interest rate on Pacific View Mall and in July the Company paid off the $40.2 million loan with interest at 7.6% on Rimrock Mall. Both assets are now unencumbered by mortgage debt.

        On May 11, 2011, the $39 million non recourse loan on Shoppingtown Mall matured and the asset is being transitioned back to the loan servicer. As a result of the maturity default and on-going negotiations with the loan servicer, the Company has recorded a $35.7 million impairment charge on that asset as of June 30, 2011.

Earnings Guidance:

        Management is narrowing its previously issued FFO guidance range to a new range of $2.84 to $2.92. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). Adjusted FFO ("AFFO") excludes impairment charges.

        A reconciliation of EPS to FFO per share and AFFO per share follows:

Estimated EPS range:	$ .19 to $ .27
Plus: real estate depreciation and amortization	$2.40 - $2.40

Estimated range for FFO per share—diluted:	$2.59 to $2.67
Plus: impairment charges	$ .25 - $ .25

Estimated Adjusted FFO per share—diluted	$2.84 to $2.92

        The revised guidance factors in the recent acquisitions but excludes the impact of any possible future acquisitions or dispositions.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 72 million square feet of gross leaseable area consisting primarily of interests in 70 regional malls. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, July 28, 2011 at 1:00 PM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended June 30,		For the Three Months Ended June 30,		For the Three Months Ended June 30,
	Unaudited				Unaudited
	2011	2010	2011	2010	2011	2010
Minimum rents	$111,282	$102,509	(695)	$(507)	$110,587	$102,002
Percentage rents	3,140	3,108	—	—	3,140	3,108
Tenant recoveries	61,081	57,259	(149)	(147)	60,932	57,112
Management Companies' revenues	8,119	12,117	—	—	8,119	12,117
Other income	8,162	6,887	—	—	8,162	6,887

Total revenues	191,784	181,880	(844)	(654)	190,940	181,226

Shopping center and operating expenses	64,442	56,731	(362)	(435)	64,080	56,296
Management Companies' operating expenses	20,921	24,466	—	—	20,921	24,466
Income tax benefit	(1,768)	(1,375)	—	—	(1,768)	(1,375)
Depreciation and amortization	65,833	59,913	(371)	(548)	65,462	59,365
REIT general and administrative expenses	3,742	3,642	—	—	3,742	3,642
Interest expense	49,032	52,238	—	—	49,032	52,238
Loss on early extinguishment of debt	(32)	(489)	—	—	(32)	(489)
(Loss) gain on remeasurement, sale or write down of assets, net	(34,466)	510	24	72	(34,442)	582
Co-venture interests(b)	(1,202)	(1,993)	—	—	(1,202)	(1,993)
Equity in income of unconsolidated joint ventures	25,207	15,762	—	—	25,207	15,762
(Loss) income from continuing operations	(20,911)	55	(87)	401	(20,998)	456
Discontinued operations:
Loss on sale or write down of assets	—	—	(24)	(72)	(24)	(72)
Income (loss) from discontinued operations	—	—	111	(329)	111	(329)
Total income (loss) from discontinued operations	—	—	87	(401)	87	(401)
Net (loss) income	(20,911)	55	—	—	(20,911)	55
Less net (loss) income attributable to noncontrolling interests	(1,695)	495	—	—	(1,695)	495

Net loss available to common stockholders	$(19,216)	$(440)	$0	$0	$(19,216)	$(440)

Average number of shares outstanding—basic	131,691	123,446			131,691	123,446

Average shares outstanding, assuming full conversion of OP Units(c)	143,140	135,495			143,140	135,495

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	143,140	135,495			143,140	135,495

Per share loss—diluted before discontinued operations	—	—			$(0.15)	$(0.01)

Net loss per share—basic	$(0.15)	$(0.01)			$(0.15)	$(0.01)

Net loss per share—diluted(c)	$(0.15)	$(0.01)			$(0.15)	$(0.01)

Dividend declared per share	$0.50	$0.50			$0.50	$0.50

FFO—basic(c)(d)	$66,739	$77,466			$66,739	$77,466

FFO—diluted(c)(d)	$66,739	$77,466			$66,739	$77,466

FFO per share—basic(c)(d)	$0.47	$0.57			$0.47	$0.57

FFO per share—diluted(c)(d)	$0.47	$0.57			$0.47	$0.57

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.72	$0.57			$0.72	$0.57

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Six Months Ended June 30,		For the Six Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited				Unaudited
	2011	2010	2011	2010	2011	2010
Minimum rents	$220,802	$204,485	(1,520)	$(1,013)	$219,282	$203,472
Percentage rents	6,094	6,095	—	—	6,094	6,095
Tenant recoveries	122,754	118,268	(341)	(284)	122,413	117,984
Management Companies' revenues	18,702	22,339	—	—	18,702	22,339
Other income	14,501	12,804	—	(11)	14,501	12,793

Total revenues	382,853	363,991	(1,861)	(1,308)	380,992	362,683

Shopping center and operating expenses	127,216	117,663	(800)	(879)	126,416	116,784
Management Companies' operating expenses	46,777	46,653	—	—	46,777	46,653
Income tax benefit	(4,246)	(2,590)	—	—	(4,246)	(2,590)
Depreciation and amortization	130,459	119,128	(925)	(1,081)	129,534	118,047
REIT general and administrative expenses	11,386	11,160	—	—	11,386	11,160
Interest expense	101,029	107,649	—	—	101,029	107,649
Loss on early extinguishment of debt	(9,133)	(489)	—	—	(9,133)	(489)
(Loss) gain on remeasurement, sale or write down of assets, net	(34,903)	511	2,262	71	(32,641)	582
Co-venture interests(b)	(2,498)	(3,377)	—	—	(2,498)	(3,377)
Equity in income of unconsolidated joint ventures	55,482	32,221	—	—	55,482	32,221
(Loss) income from continuing operations	(20,820)	(6,806)	2,126	723	(18,694)	(6,083)
Discontinued operations:
Loss on sale or write down of assets	—	—	(2,262)	(71)	(2,262)	(71)
Income (loss) from discontinued operations	—	—	136	(652)	136	(652)
Total loss from discontinued operations	—	—	(2,126)	(723)	(2,126)	(723)
Net loss	(20,820)	(6,806)	—	—	(20,820)	(6,806)
Less net loss attributable to noncontrolling interests	(1,638)	(9)	—	—	(1,638)	(9)

Net loss available to common stockholders	$(19,182)	$(6,797)	$0	$0	$(19,182)	$(6,797)

Average number of shares outstanding—basic	131,136	110,271			131,136	110,271

Average shares outstanding, assuming full conversion of OP Units(c)	142,810	122,379			142,810	122,379

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	142,810	122,379			142,810	122,379

Per share loss—diluted before discontinued operations	—	—			$(0.14)	$(0.07)

Net loss per share—basic	$(0.15)	$(0.08)			$(0.15)	$(0.08)

Net loss per share—diluted(c)	$(0.15)	$(0.08)			$(0.15)	$(0.08)

Dividend declared per share	$1.00	$1.10			$1.00	$1.10

FFO—basic(c)(d)	$140,421	$149,063			$140,421	$149,063

FFO—diluted(c)(d)	$140,421	$149,063			$140,421	$149,063

FFO per share—basic(c)(d)	$0.98	$1.22			$0.98	$1.22

FFO per share—diluted(c)(d)	$0.98	$1.22			$0.98	$1.22

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$1.23	$1.22			$1.23	$1.22

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on any dispositions as discontinued operations for the three and six months ended June 30, 2011 and 2010.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Adjusted FFO ("AFFO") excludes impairments of consolidated assets. FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account the unrelated impairment losses, which is a non-routine item. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

  Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and six months ended June 30, 2011 and 2010 by $1.7 million and $2.3 million, $0.4 million and $0.4 million respectively, or by $0.01 per share, $0.02 per share, $0.00 and $0.00 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three and six months ended June 30, 2011 and 2010 by $2.7 million, $5.6 million, $2.9 million and $5.8 million, respectively, or by $0.02 per share, $0.04 per share, $0.02 per share and $0.05 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Revenues:
Minimum rents	$75,205	$73,350	$150,106	$147,401
Percentage rents	2,106	1,757	4,321	3,653
Tenant recoveries	37,153	35,751	73,505	73,065
Other	5,640	4,636	10,859	8,819

Total revenues	120,104	115,494	238,791	232,938

Expenses:
Shopping center and operating expenses	42,615	40,231	84,569	82,047
Interest expense	29,864	31,293	60,447	62,385
Depreciation and amortization	30,181	28,753	58,706	56,208

Total operating expenses	102,660	100,277	203,722	200,640

Gain on remeasurement, sale or write down of assets, net	10	428	12,560	366
Gain (loss) on early extinguishment of debt	7,753	—	7,753	(689)
Equity in income of joint ventures	—	117	100	246

Net income	$25,207	$15,762	$55,482	$32,221

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net loss to FFO and AFFO(d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Net loss—available to common stockholders	$(19,216)	$(440)	$(19,182)	$(6,797)
Adjustments to reconcile net loss to FFO—basic
Noncontrolling interests in OP	(1,710)	52	(1,707)	(746)
Loss (gain) on remeasurement, sale or write down of consolidated assets, net	34,466	(510)	34,903	(511)
plus gain on undepreciated asset sales—consolidated assets	1,734	—	2,277	—
plus non-controlling interests share of loss on remeasurement, sale or write down of consolidated joint ventures	(4)	(32)	(4)	(32)
less write down of consolidated assets	(36,153)	—	(36,153)	—
Gain on remeasurement, sale or write-down of assets from unconsolidated entities (pro rata), net	(10)	(428)	(12,560)	(366)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata share)	10	427	50	396
less write down of assets—unconsolidated entities (pro rata share)	—	—	—	(32)
Depreciation and amortization on consolidated assets	65,833	59,913	130,459	119,128
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,492)	(6,497)	(8,986)	(11,590)
Depreciation and amortization on joint ventures (pro rata)	30,181	28,753	58,706	56,208
Less: depreciation on personal property	(3,900)	(3,772)	(7,382)	(6,595)

Total FFO—basic	66,739	77,466	140,421	149,063
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$66,739	$77,466	$140,421	$149,063

Additional adjustment to arrive at AFFO—diluted:
Add: Impairment charge	35,729	—	35,729	—

Total AFFO—diluted	$102,468	$77,466	$176,150	$149,063

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO and AFFO per diluted share:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Earnings per share—diluted	$(0.15)	$(0.01)	$(0.15)	$(0.08)
Per share impact of depreciation and amortization of real estate	0.61	0.58	1.21	1.30
Per share impact of loss (gain) on remeasurement, sale or write-down of assets	0.01	0.00	(0.08)	0.00

FFO per share—diluted	$0.47	$0.57	$0.98	$1.22

Per share impact of impairment	0.25	0.00	0.25	0.00

AFFO per share—diluted	$0.72	$0.57	$1.23	$1.22

Reconciliation of Net loss to EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Net loss—available to common stockholders	$(19,216)	$(440)	$(19,182)	$(6,797)
Interest expense—consolidated assets	49,032	52,238	101,029	107,649
Interest expense—unconsolidated entities (pro rata)	29,864	31,293	60,447	62,385
Depreciation and amortization—consolidated assets	65,833	59,913	130,459	119,128
Depreciation and amortization—unconsolidated entities (pro rata)	30,181	28,753	58,706	56,208
Noncontrolling interests in OP	(1,710)	52	(1,707)	(746)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,465)	(10,391)	(14,944)	(18,390)
Loss on early extinguishment of debt—consolidated entities	32	489	9,133	489
(Gain) loss on early extinguishment of debt—unconsolidated entities (pro rata)	(7,753)	—	(7,753)	689
Loss (gain) on remeasurement, sale or write down of assets—consolidated assets	34,466	(510)	34,903	(511)
(Gain) loss on remeasurement, sale or write down of assets—unconsolidated entities (pro rata)	(10)	(428)	(12,560)	(366)
Add: Non-controlling interests share of loss on sale of consolidated assets	(4)	(32)	(4)	(32)
Add: Non-controlling interests share of gain on sale of unconsolidated assets	—	93	—	93
Income tax benefit	(1,768)	(1,375)	(4,246)	(2,590)
Distributions on preferred units	208	208	416	416

EBITDA(e)	$171,690	$159,863	$334,697	$317,625

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
EBITDA(e)	$171,690	$159,863	$334,697	$317,625
Add: REIT general and administrative expenses	3,742	3,642	11,386	11,160
Management Companies' revenues	(8,119)	(12,117)	(18,702)	(22,339)
Management Companies' operating expenses	20,921	24,466	46,777	46,653
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(4,248)	(4,983)	(7,285)	(8,430)
EBITDA of non-comparable centers	(20,689)	(12,245)	(36,099)	(22,716)

Same Centers—NOI(f)	$163,297	$158,626	$330,774	$321,953

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, staraight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1